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                                 EXHIBIT 23

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Siboney Corporation
St. Louis, Missouri


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Number 333-35247) of our report dated
February 8, 2002, relating to the consolidated financial statements of Siboney Corporation appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.


                                  /s/ Rubin, Brown, Gornstein & Co. LLP
                                  ------------------------------------------
                                  RUBIN, BROWN, GORNSTEIN & CO. LLP


St. Louis, Missouri
March 15, 2002



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             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Stockholders and Board of Directors
Siboney Corporation
St. Louis, Missouri


We have audited the accompanying consolidated balance sheet of Siboney Corporation and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2001. Our audits also included the consolidated financial statement schedule listed in
Item 14. These consolidated financial statements and consolidated financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and consolidated financial statement schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Siboney Corporation and subsidiaries as of December 31, 2001 and 2000, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America, and the supporting schedule presents fairly the information required to be set forth therein.


                                  /s/ Rubin, Brown, Gornstein & Co. LLP
                                  ------------------------------------------
St. Louis, Missouri               RUBIN, BROWN, GORNSTEIN & CO. LLP
February 8, 2002